Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-241717) and the Registration Statements on Form S-3 (No. 333-264049) and Form S-8 (Nos. 333-279596, 333-271934, 333-190320 and 333-108903) of Consolidated Edison, Inc. of our report dated February 20, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 20, 2025